EXHIBIT 11


   FRUEHAUF TRAILER CORPORATION AND SUBSIDIARIES

      COMPUTATION OF EARNINGS (LOSS) PER SHARE
      (in thousands, except per share amounts)


                                                    Three Months Ended
                                                         March 31,
                                                   --------------------
                                                    1996          1995
                                                   ------        ------
PRIMARY:
- - --------
 Average shares outstanding. . . . . . . . . .     39,212        30,733
 Net effect of dilutive stock options and
    warrants based on the treasury stock
    method using average market price . . . .          -- <F1>      675
                                                   ------        ------
       Totals  . . . . . . . . . . . . . . .       39,212        31,408
                                                   ======        ======

 Net income (loss) . . . . . . . . . . . . . .    $(4,307)       $  259
                                                  =======        ======

 Primary earnings (loss) per share . . . . . .     $ (.11)        $ .01
                                                   ======         =====


FULLY DILUTED:
 Average shares outstanding. . . . . . . . . .     39,212        30,733
 Net effect of dilutive stock options and
    warrants based on the treasury stock
    method using average market price as the
    average market price exceeds the period
    end market price . . . . . . . . . . . . .        -- <F1>       675
                                                   ------        ------
       Totals  . . . . . . . . . . . . . . . .     39,212        31,408
                                                   ======        ======

 Net income (loss) . . . . . . . . . . . . . .    $(4,307)       $  259
                                                  =======        ======

 Fully diluted earnings (loss) per share . . .     $ (.11)        $ .01
                                                   ======         =====

<F1>  Not applicable as inclusion is anti-dilutive.
